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Exhibit 16.1

May 13, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in Form 8-K dated May 9, 2002 of Jones Programming Partners 2-A, Ltd. (Commission File Number 0-20944) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

cc: Mr. Timothy J. Burke, Vice President, Jones Entertainment Group, Ltd.

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  Exhibit 16.1